Exhibit 10.1

From:	Encore Capital Group, Inc. (the “Parent”)
To:
Truist Bank as Agent under the Facility Agreement (as defined below) (the “Agent”)
The Lenders (as defined in the Facility Agreement) as at the date of this Amendment Letter (the “Lenders”)

Citizens Bank, N.A.

BofA Securities, Inc.

Date:	22 May 2025

AMENDMENT LETTER
Dear Sir/Madam,
1.    INTRODUCTION
1.1    We refer to the facility agreement dated 20 September 2012 between the Parent, the original borrowers named therein, the original guarantors named therein, Cabot Credit Management Limited, J.P. Morgan Europe Limited, the arranger named therein and the lenders named therein (as amended by an amendment letter dated 25 April 2013, as amended and restated by an Amendment and Restatement Agreement dated 28 June 2013, as amended by an Amendment Agreement dated 25 July 2014, as amended and restated by an Amendment and Restatement Agreement dated 5 February 2015, as amended and restated by an Amendment and Restatement Agreement dated 11 November 2015, as amended by an amendment letter dated 6 June 2016, as amended by an Amendment Agreement dated 6 October 2016, as amended and restated by an Amendment and Restatement Agreement dated 31 March 2017, as amended and restated by an Amendment and Restatement Agreement dated 12 December 2017, as amended and restated by an Amendment and Restatement Agreement dated 5 November 2018, as amended and restated by an Amendment and Restatement Agreement dated 15 November 2019, as amended and restated by an Amendment and Restatement Deed dated 1 September 2020, as amended and restated by an Amendment and Restatement Agreement dated 5 August 2021 and as amended and restated by an Amendment and Restatement Agreement dated 29 March 2022, as amended by an amendment letter dated 9 November 2022, as amended by an amendment letter dated 11 May 2023, as amended and restated by an amendment and restatement agreement dated 15 September 2023 and as further amended and restated by an amendment and restatement agreement dated 17 October 2024 (the “Facility Agreement”)).
1.2    Capitalized terms used in this Amendment Letter but not otherwise defined herein shall have the meaning given to them in the Facility Agreement unless expressly given a different meaning herein.
1.3    The provisions of clauses 1.2 (Construction), 1.4 (Third Party Rights), 39 (Notices) and 42 (Remedies and waivers) of the Facility Agreement apply to this Amendment Letter as though they were set out in full in this Amendment Letter except that references to “this Agreement” are to be construed as references to this Amendment Letter.

2.    AMENDMENT AND CONSENT IN RESPECT OF THE FACILITY AGREEMENT
2.1    In accordance with clauses 43.2 (Required consents) and 43.3 (Exceptions) of the Facility Agreement, we request the consent of the Lenders to the amendments set out in this paragraph 2.
2.2    The amendments set out in this paragraph 2 shall have effect on and from the date (the “Effective Date”) that the Agent has:
(a)    confirmed to the Lenders and the Parent that it has received each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent; and
(b)    countersigned this Amendment Letter.
2.3    The Parent hereby requests that on and from the Effective Date the definition of "Termination Date" in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
(a)    in respect of Tranche A, 24 September 2029;
(b)    in respect of Tranche B, 24 September 2028; and
(c)    in respect of any Additional Commitment, the date set out in the Additional Commitment Increase Notice relating to that Additional Commitment (or such other date as the Additional Commitment Lenders in respect of that Additional Commitment and the Parent may agree).
2.4    The Parent hereby requests that on and from the Effective Date:
(a)    Tranche A Commitments of HSBC Bank plc in an amount equal to $2,500,000 shall be cancelled;
(b)    Tranche A Commitments in an amount equal to $69,500,000 shall be reallocated to Tranche B (the “Tranche B Reallocation Amount”);
(c)    Tranche B Commitments in an amount equal to $22,500,000 shall be reallocated to Tranche A (the “Tranche A Reallocation Amount”);
(d)    following the reallocations set out in paragraphs (b) and (c) above:
(A)    the Tranche A Commitments shall be increased by the Tranche A Reallocation Amount;
(B)    the Tranche B Commitments shall be decreased by the Tranche A Reallocation Amount;
(C)    the Tranche B Commitments shall be increased by the Tranche B Reallocation Amount; and
(D)    the Tranche A Commitments shall be decreased by the Tranche B Reallocation Amount; and

(e)    Part III (The Lenders) of Schedule 1 (The Original Parties) of the Facility Agreement shall be deleted in its entirely and replaced with the table set out in Schedule 2 (The Lenders) to this Amendment Letter.
2.5    To reflect the increase in the Commitments pursuant to the Additional Commitment Increase Notice delivered in accordance with Schedule 1 (Conditions Precedent), the Parent hereby requests that on and from the Effective Date:
(a)    the definition of Total Commitments in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
“"Total Commitments" means:
(a)    the Commitments, being $1,485,000,000 as at the 2025 Effective Date; and
(b)    the Total Additional Commitments".
(b)    the definition of Tranche A Commitments in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
“"Tranche A Commitments" in relation to any Lender, the amount set opposite its name under the heading "Effective Date Tranche A Commitment" in Schedule 2 (The Lenders) of the 2025 Amendment Letter and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).”
(c)    the definition of Tranche B Commitments in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
“"Tranche B Commitments" in relation to any Lender, the amount set opposite its name under the heading "Effective Date Tranche B Commitment" in Schedule 2 (The Lenders) of the 2025 Amendment Letter and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).”
(d)    the definition of Original Lender in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
“"Original Lender" means each financial institution listed in Schedule 2 (The Lenders) of the 2025 Amendment Letter with a Commitment greater than $0.”
(e)    the following definitions shall be added in clause 1.1 (Definitions) of the Facility Agreement:
“"2025 Amendment Letter" means the amendment letter dated 22 May 2025 from the Parent to the Agent and the Lenders, as countersigned by the Agent (on behalf of the relevant Lenders).
"2025 Effective Date" means the Effective Date, as defined in the 2025 Amendment Letter.”
2.6    The Lenders are requested to provide their consent to the amendment as set out in paragraph 2 (Amendment and consent in respect of the Facility Agreement) as soon as possible and in any event by no later than 5.00pm (GMT) on 22 May 2025 (or such later date notified to the Agent by the Obligors’ Agent).
2.7    By countersigning this Amendment Letter, the Agent confirms that the Lenders have approved the amendment as set out in paragraph 2 (Amendment and consent in respect of the Facility Agreement) and that, accordingly, the Agent is authorised to execute this Amendment Letter on behalf of the Finance Parties.
3.    Resignation and Appointment
3.1    With effect from the Effective Date, Citizens Bank, N.A. shall:
(a)    cease to act as a Syndication Agent under the Facility Agreement;
(b)    be released and discharged from any and all claims, actions and/or obligations in its capacity as Syndication Agent under the Facility Agreement; and
(c)    cease to have any rights and obligations under the Facility Agreement as a Syndication Agent in respect of any facts or circumstances arising after the Effective Date.
3.2    Each of Citizens Bank, N.A. and BofA Securities, Inc. hereby agrees with each other person who is or who becomes a party to or bound by the provisions of the Facility Agreement that with effect on and from the Effective Date it will become a party to the Facility Agreement as an “Arranger”.
4.    OBLIGOR CONFIRMATIONS
4.1    For the avoidance of doubt, and subject to the Legal Reservations and Perfection Requirements, on the date of this Amendment Letter and on the Effective Date the Parent for itself and in its capacity as Obligors' Agent on behalf of each other Obligor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Facility Agreement or any Finance Document shall (a) remain in full force and effect notwithstanding the amendment referred to in paragraph 2 (Amendment and consent in respect of the Facility Agreement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Amendment Letter.
4.2    For the avoidance of doubt and subject to the Legal Reservations and Perfection Requirements, on the Effective Date, the Parent for itself and on behalf of each other Obligor confirms for the benefit of the Secured Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:
(a)    remain in full force and effect notwithstanding the amendment referred to in paragraph 2 (Amendment and consent in respect of the Facility Agreement); and
(b)    continue to secure all debts and obligations which are expressed to be Secured Obligations (as defined in the Intercreditor Agreement) and in each case including, but not limited to, its obligations under the Facility Agreement as amended by this Amendment Letter.

5.    MISCELLANEOUS
5.1    The Parent and the Agent (by countersigning this Amendment Letter) have designated this Amendment Letter as a Finance Document.
5.2    With effect from (and including) the Effective Date:
(a)    the amendments to the Facility Agreement set out in paragraph 2 (Agreement and consent in respect of the Facility Agreement) and paragraph 3 (Resignation and Appointment) shall be made, in each case, on the terms and conditions (if any) stated; and
(b)    all references in the Facility Agreement to “this Agreement” shall include the Facility Agreement as amended by this Amendment Letter.
5.3    The Repeating Representations are deemed to be made by the Parent for itself and in its capacity as Obligors’ Agent on behalf of each of the other Obligors (by reference to the facts and circumstances then existing) on the Effective Date, and references to "this Agreement" or to the "Transaction Documents" in the Repeating Representations shall be construed as references to the Facility Agreement as amended by this Amendment Letter.
5.4    Save as amended by this Amendment Letter, the provisions of the Facility Agreement and other Finance Documents shall continue in full force and effect and the Facility Agreement and this Amendment Letter shall be read and construed as one instrument.
5.5    The amendment given pursuant to paragraph 2 (Amendment and consent in respect of the Facility Agreement) of this Amendment Letter is without prejudice to any rights or remedies the Finance Parties may have now or in the future with respect to any other matters, and is limited to the provisions and specific circumstances to which it refers. Nothing in this Amendment Letter shall be, or be deemed to be, a waiver, consent, amendment or agreement in respect of any of the provisions or conditions of the Facility Agreement, except as this amendment specified in paragraph 2 (Amendment and consent in respect of the Facility Agreement) of this Amendment Letter.
5.6    On the Effective Date, the Parent shall pay the Agent the amount of all costs and expenses (including legal fees subject to agreed caps (if any)) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this letter and any other documents referred to in this Amendment Letter.
5.7    This Amendment Letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.
5.8    This Amendment Letter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and the provisions of clause 50 (Enforcement) of the Facility Agreement shall be deemed to be incorporated in this Amendment Letter in full, mutatis mutandis, save that references to “this Agreement” shall be construed as references to this Amendment Letter.

Please sign, date and return the enclosed copy of this Amendment Letter to signify your acceptance and acknowledgement of its terms and conditions.
Yours faithfully,
/s/ Tomas Hernanz

Encore Capital Group, Inc.
Name: Tomas Hernanz
Title: EVP and CFO

We hereby confirm the agreement of the Lenders to the terms of this Amendment Letter and the amendment requested in this Amendment Letter.
TRUIST BANK
/s/ Madison Waterfield

Name: Madison Waterfield
Title: Director

We hereby confirm the agreement to the amendments contemplated by paragraph 3 (Resignation and Appointment) of this Amendment Letter.
Citizens Bank, N.A.
/s/ Christopher Domanico

Name: Christopher Domanico
Title: Senior Vice President

We hereby confirm the agreement to the amendments contemplated by paragraph 3 (Resignation and Appointment) of this Amendment Letter.
BOFA SECURITIES, INC.
/s/ David B. Stith

Name: David B. Stith
Title: Managing Director